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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-112244 of Hartford Life Insurance Company (the "Company") of our report dated February 25, 2004, except for Note 14, as to which the date is May 27, 2004 included in the Current Report on Form 8-K of Hartford Life Insurance Company filed on May 28, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's changes in its method of accounting for [a] goodwill and indefinite-lived intangible assets in 2002, [b] derivative instruments and hedging activities in 2001, and [c] the recognition of interest income and impairment on purchased and retained beneficial interest in securitized financial assets in 2001), relating to the Company as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP
Hartford, Connecticut
July 23, 2004